Exhibit 10.1

Lease Contract for Use Right of Building and Land
Contract Code: 2013-Z-001

Leasor: Tianjin Zhonghe Auto Sales Service Co., Ltd. (hereinafter “Party A”)
Legal representative: Zhou Xiaoguang
Add: 8 Huanhexi Road Airport Economic Zone Tianjin
Tel: 58775181

Lessee: Tianjin Carking Used Car Sales Co., Ltd. (hereinafter “Party B”)
Legal representative:
Add:
Tel:

Whereas Party A is a limited liability corporation registered in Tianjin City of China, owning the title and relevant use right of the building located at 8 Huanhexi Road Airport Economic Zone of Tianjin, and it intends to lease part of the space in the said building to Party B;

Whereas Party B (explicit name to be reviewed by local industrial and commercial authorities) is a limited liability corporation jointly incorporated by Carking (China) Used Car Sales Co. Ltd and Party A, with sales of used cars as its main business, intends to take the lease of the said use right from Party A.

The two parties, as well as the investor of Party B, hereby conclude this Lease Contract as per the Laws on Contract of the People’s Republic of China and other relevant laws and regulations.

Article 1 Location, Area, Function and Purpose of Use of the Lease Object
1.1 The Lease Object is located at 8 Huanhexi Road Airport Economic Zone of Tianjin, and the space area for lease mutually confirmed by both parties is 9,926.93 square meters;
1.2 The lease purpose of the said space is for wholesaling and retailing. The leased space shall be used by Party B for sales and presentation of autos and auto refurbishment, as well as commercial operations related to such auto business;
1.3 The Lease Object shall be operated and managed by Party A.

Article 2 Lease Term
2.1 The term of this Lease Contract is 10 years, beginning from January 1, 2014 till December 31, 2023;
2.2 Six months prior to the expiration of this Contract and with consent of Party A, the two parties may renegotiate renewing this Contract. Parties B shall prevail over others under identical conditions.

Article 3 Delivery of the Lease Object
Within 10 days after this Contract is entered into, Party A shall deliver the Lease Object to Party B as it is. The period from the date of deliver till December 31, 2013 is rental-free.

Article 4 Rental
4.1 Rental for Year 1 shall be RMB 8,000,000 (renminbi eight million), for Year 2 shall be RMB 6,000,000 (renminbi six million);
4.2 For Year 3, 4 and 5, the annual rental shall be 20% of Party B’s gross margin but shall not be less than RMB 8,000,000 nor exceed RMB 10,000,000.
4.3 For Year 6, 7 and 8, the annual rental shall be RMB 10,500,000.
4.4 For Year 9 and 10, the annual rental shall be RMB 11,000,000.
4.5 From the delivery date, all operating expenses and costs of the said leased space shall be borne by Party B.

Article 5 Payment Terms
5.1 In principle, the rental shall be paid quarterly with deposit of RMB 0.00.
5.2 Rental for the first quarter saying RMB 2,000,000 shall be paid within 3 days after this Contract is entered into; thereafter, rental of each quarter shall be paid before the 15th day of the month prior to the quarter.
5.3 The specific name of Party B is subject to review of local industrial and commercial authorities. As a guarantor of executing this Contract, the investor of Party B shall be reliable to perform this Contract and pay rentals hereunder.

Article 6 Transfer of the Lease Object
In case of transferring the title of the Lease Object by Party A during the term of this Contract, Party A shall notify Party B in writing three months in advance, and under equivalent conditions, Party B shall have the prevailing right to purchase. Whatever changes might take place to the title of the building or the operating subject, this Contract shall be executable.

Article 7 Security and Insurance
7.1 During the term of this Contract, Party B shall be unilaterally responsible for any insurance for its operation.
7.2 During the term of this Contract, Party B shall fully comply with the Fire Protection Regulation of the People’s Republic of China.
7.3 During the term of this Contract, Party B shall be unilaterally responsible for, and keep Party A harmless of, any injury, security event and dispute that take place within the leased space.

Article 8 Decoration and refurbishment
8.1 Party A delivers the Lease Object to Party B as it is. During the term of this Contract, Party B may decorate and refurbish the Lease Object on its own costs and expenses without changing the main structure of the Lease Object, while complying with local governmental requirements in regards of security and fire protection. Any such decoration and refurbishment shall be subject to consent of Party A in advance.
8.2 In the event that decoration and/or refurbishment by Party B destroyed original look of the Lease Object, Party B shall, in addition to rentals due, pay Party A separately compensation, amount of which shall be separately determined according to actual incurrence.
8.3 During the term of this Contract, any completed modification, decoration and refurbishment by Party B shall be taken over by Party A upon expiration of this Contract.

Article 9 Sublet of the Lease Object
With prior written consent of Party A, Party B may sublet part of the Lease Object.

Article 10 Termination
10.1 Upon expiration of this Contract and in the event that no renewal agreement is concluded, Party B shall leave the Lease Object and return it to Party A on or before the date of expiration or termination of this Contract. Should Party B reject to leave and return the Lease Object, it shall pay double rental to Party A while Party A is entitled not to accept such double rental with written notice to Party B, and is entitled to take over the Lease Object and removing all properties of Party B off the Lease Object.
10.2 Should any of the two parties wish to terminate this Contract, it shall notify the other party in writing six months in advance and pays the other party half of annual rental of the year as penalty. Failure to notify the other party in writing six months in advance should result in non early termination of this Contract.
10.3 During the term of this Contract, in case of any governmental conduct that both parties have to terminate this Contract, Party A shall inform Party B of such information within one month that it is aware of. Any compensation granted by government shall be entirely owned by Party A and Party B is not entitled to request any share.
10.4 In case of any force majeure that makes this Contract impracticable, this Contract shall terminate automatically leaving no further obligation to any party; and the two parties shall settle rental payable by Party B as of the actual days of use.

Article 11 Taxes
11.1 Party A shall invoice to Party B for rentals paid by it, and both parties shall be responsible for their taxes respectively.
11.2 Party B shall be responsible for all taxes that may occur due to its operation, use and sublet of the Lease Object.

Article 12 Default Liabilities
12.1 Party B shall pay Party A the rentals for full amount and on dates agreed herein. In case of any past due payment of rentals, Party B shall, in addition to the full amount of the rental in question, pay 1% of the rental for each day delayed. In case of delayed payment over 30 days, Party A is entitled to terminate this Contract immediately.
12.2 Party A shall deliver the Lease Object to Party B as agreed herein. In case of any late delivery, Party A shall pay double rental of the period to Party B; in case of late delivery during the rental-free period, Party A shall pay one-time rental to Party B. In case that Party B or its sublessee(s) use the Lease Object for purposes other than those provided herein, Party A is entitled to demand the party to resume, and in case of any rejection to resume, Party A is entitled to terminate this Contract and claim damages and/or losses as occurred to Party B.

Article 13 Miscellaneous
13.1 For issues not specified herein, the parties may amend this Contract separately.
13.2 This Contract is made in five copies, of which two held by each party and one filed with local competent real estate administration.

Article 14 Validity
This Contract becomes valid with signatures or official stamps of both parties.

Signature	Signature

Date: Jan 1st, 2014